UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549-1004

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

September 16, 2006
Date of Report (Date of Earliest Event Reported)

HEWLETT-PACKARD COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	1-4423	94-1081436
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

3000 HANOVER STREET, PALO ALTO, CA		94304
(Address of principal executive offices)		(Zip code)

(650) 857-1501

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                  Entry into a Material Definitive Agreement.

On September 21, 2006, the HR and Compensation Committee (the “HRC”) of the Board of Directors of Hewlett-Packard Company (“HP”) approved the amendment and restatement of the Hewlett-Packard Company Excess Benefit Retirement Plan (“EBP”) to make certain conforming changes required for compliance with American Jobs Creation Act of 2004, and, effective January 1, 2007, to provide for the transfer of the EBP account to the Hewlett-Packard Company 2005 Executive Deferred Compensation Plan (the “EDCP”) following a participant’s termination.  In addition, the HRC approved the amendment and restatement of the EDCP to provide for a special enrollment period during October of 2006, to restrict eligibility based on rate of pay, to permit HP to pass through administrative costs to participants, and to make certain conforming changes to allow for the transfer of EBP accounts into the EDCP and the subsequent investment of EBP accounts within the EDCP by such participants.  The amended and restated EDCP and amended and restated EBP are filed with this report as Exhibits 10.1 and 10.2, respectively.

Item 7.01.      Regulation FD Disclosure.

On September 21, 2006, HP issued a press release announcing a press briefing entitled “HP Announces Press Briefing on Board Leak Investigation” and a media alert providing details regarding access to and participation in that press briefing.  Copies of the press release and the media alert are filed with this report as Exhibit 99.1 and Exhibit 99.2, respectively.

Item 8.01.      Other Events.

On September 16, 2006, HP entered into Mutual Release and Indemnification Agreement (the “Release Agreement”) with George A. Keyworth II and Thomas J. Perkins, each a former member of the Board of Directors of HP.  The Release Agreement provides for, among other things, mutual releases of claims between HP and its directors, officers and employees and each of Dr. Keyworth and Mr. Perkins; a reservation of rights by each of Dr. Keyworth and Mr. Perkins to prosecute any claims against all security, investigative or business intelligence firms, the agents, contractors or subcontractors used by those firms, and any other third parties who may have unlawfully requested or directed such firms to obtain personal information about Dr. Keyworth, Mr. Perkins or any of their respective family members; mutual non-disparagement provisions; indemnity provisions; and an agreement by HP to pay any reasonable expenses that Dr. Keyworth and Mr. Perkins have already incurred in connection with the negotiation of the Release Agreement, any reasonable expenses that Dr. Keyworth and Mr. Perkins may incur in connection with responding to any inquiries by governmental agencies or other parties to legal proceedings relating to third party access to personal information about Dr. Keyworth, Mr. Perkins or any of their respective family members, and any reasonable expenses that Dr. Keyworth and Mr. Perkins may incur prior to September 15, 2007 to facilitate remediation relating to any common carrier, internet service provider, credit card company, credit reporting agency or other similar entity. The Release Agreement in no way limits the ability of the parties to respond or cooperate with any government inquiry or investigation into these issues.

HP recently has received a request from the Division of Enforcement of the Securities and Exchange Commission for records and information relating to the resignation of Mr. Perkins from HP’s Board of Directors, HP’s May 22, 2006 and September 6, 2006 filings with the Commission on Form 8-K, and investigations conducted by HP or any of its directors into possible sources of leaks of HP confidential information.  HP intends to cooperate fully with this request.

Item 9.01.  Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Hewlett-Packard Company 2005 Executive Deferred Compensation Plan, as amended and restated (filed herewith)
10.2	Hewlett-Packard Company Excess Benefit Retirement Plan, as amended and restated (filed herewith)
99.1	Text of press release issued by Hewlett-Packard Company, dated September 21, 2006, entitled “HP Announces Press Briefing on Board Leak Investigation” (furnished herewith)
99.2	Text of media alert issued by Hewlett-Packard Company (furnished herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEWLETT-PACKARD COMPANY

DATE: September 21, 2006	By:	/s/ CHARLES N. CHARNAS
Name: Charles N. Charnas
Title: Vice President, Deputy General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1	Hewlett-Packard Company 2005 Executive Deferred Compensation Plan, as amended and restated (filed herewith)
10.2	Hewlett-Packard Company Excess Benefit Retirement Plan, as amended and restated (filed herewith)
99.1	Text of press release issued by Hewlett-Packard Company, dated September 21, 2006, entitled “HP Announces Press Briefing on Board Leak Investigation” (furnished herewith)
99.2	Text of media alert issued by Hewlett-Packard Company (furnished herewith)